Exhibit 10.20
Investment Banking Agreement
This Investment Banking Agreement (the “Agreement”) is made and entered into as of December 29, 2006 by and among, Adcare Health Systems, Inc. having a principal place of business at 5057 Troy Road, Springfield, Ohio 45502 (the “Company”), and Capital City Partners LLC (“CCP”), having its place of business at 9100 South Dadeland Boulevard, Suite 1800-A, Miami, FL 33156.
Engagement of Services
The Company hereby retains CCP, for the purpose of providing to the Company Investment Banking services. CCP agrees to be retained to provide such services described in Section One below on an exclusive basis pursuant to the terms and conditions set forth herein.
Section One
Statement of Work
CCP will, on behalf of the Company, perform the following Investment Banking and Advisory Services:
In such capacity, CCP shall be available for advice, and shall advise the Company with respect to such financial matters as the Company shall from time to time request, including matters relating to: capital raising, whether from institutional and other investors or lenders or from the private placement of debt instruments or equity securities; public offerings of debt or equity; structure of debt or equity financings; acquisitions and other business ventures; stockholder and securities dealer relations; in creating market awareness of the Company and its stock, and in the organization of investor presentations. CCP will work with management and other advisors to seek to increase liquidity and maintain an orderly market in the Company’s publicly traded stock; advise the Company pertaining to stock buyback plans, stock splits or dividends and other related plans as they pertain to the Company’s capitalization, stock price and liquidity. At the request of the Management of the Company, CCP will attend shareholder and Board Meetings to make presentations.
Section Two
Place of Work
It is understood that CCP’s services will be rendered both on and off-site of the Company. Subject to CCP providing reasonable prior notice, the Company agrees to provide an office, secretarial support, and time of key employees while CCP is on-site performing the services described in Section One.
Section Three
Time Devoted to Work
In the performance of the services covered by this Agreement, the services and the hours CCP works, will be entirely within CCP’s control and the Company enters into this Agreement in reliance upon CCP to put in such number of hours as is reasonably necessary to fulfill the spirit and the purpose of this Agreement.
9100 So. Dadeland Boulevard, Suite 1800-A, Miami, Florida 33156

Section Four
Duration
The duration of this Agreement (the “Term”) shall extend for a period of twelve (12) months from the date first written above. This Agreement may be terminated at any time by CCP, or the Company with or without cause, upon thirty (30) days prior written notice to the other party.
Section Five
Payment
The Company will pay CCP a non-refundable consulting retainer of Twenty-Five Thousand ($25,000) Dollars in consideration of the Investment Banking services described herein. In addition CCP will be granted non refundable retainer warrants to acquire Twenty-Five-Thousand (25,000) shares of the Company’s voting common stock. The warrants will be priced at 125% of the current market price of the Company’s common stock as of the date of this Agreement, and contain all of the provisions as stated in Section Six of this Investment Banking Agreement. The consulting fees and warrants are payable by the Company to CCP upon the execution of this agreement.
Section Six
Status of CCP; Indemnification
CCP is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither CCP, nor the Company shall hold CCP out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and CCP further specifically disclaims any and all rights to an equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby, except as specifically provided herein. CCP specifically acknowledges and agrees that it shall have no authority to execute any contracts or agreements on behalf of the Company or any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Company (an “Affiliate”) and it shall have no authority to bind the Company or its Affiliates to any obligation (contractual or otherwise). For purposes of this Agreement, (a) the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting interests, by contract or otherwise and (b) the term “person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, trust, joint venture or other entity. It is hereby acknowledged and agreed that the Company has not, is not and shall not be obligated to make, and that it is the sole responsibility of CCP to make, in connection with any income earned by CCP from the Company, all periodic withholding taxes, FICA taxes, SECA payments, Federal unemployment taxes (FUTA) and any other Federal or state taxes, payments or filings required to be paid, made or maintained.
In the event that CCP becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in this Agreement not resulting from or relating to CCP’s recklessness, negligence, bad faith or intentional wrongful acts, the Company will reimburse CCP for reasonable legal and other expenses as such expenses are incurred in connection therewith. The Company will also indemnify and hold harmless CCP against losses, claims, damages or liabilities to which CCP may become subject in connection with any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the recklessness, negligence, bad faith or intentional wrongful acts of CCP performing the services that are the subject of this Agreement. The provisions of this Section Six shall survive any termination or expiration of this Agreement for a period of twenty-four (24) months.
CCP agrees to indemnify and hold harmless the Company and each officer, director, employee, agent or person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (the Company and each such person, a “Company Indemnified Person”), against any and all liabilities, costs and expenses, to which any Company Indemnified Person may
9100 So. Dadeland Boulevard, Suite 1800-A, Miami, Florida 33156

become subject, under the Securities Act, insofar as such liabilities, costs and expenses (or actions in respect thereof), arise out of or are based directly or indirectly upon (i) any untrue statement or of a material fact or misrepresentation made by CCP or its employees or agents, or (ii) any omission to state a material fact required to be stated therein or necessary to make the statement true, and such misrepresentation or omission under the foregoing clause (i) or (ii) was not made in reliance upon and in conformity with information furnished by the Company to CCP, or (iii) CCP’s recklessness, gross negligence, bad faith or intentional wrongful acts. CCP also agrees to reimburse each Company Indemnified Person for all expenses as they are incurred in connection with enforcing such Company Indemnified Person’s rights under this Agreement.
Section Seven
Governing Law
The laws of the State of Ohio shall govern this Agreement. Any controversy or claim arising out of, or relating to, this Agreement, to the making, performance, or interpretation of it, shall be settled by arbitration in Columbus, Ohio unless otherwise mutually agreed upon by the parties, under the commercial arbitration rules of the American Arbitration Association then existing, and any judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. The Governing Law provisions shall survive any termination of this Agreement.
Section Eight
Integration
This Investment Banking Agreement along with the Merger & Acquisition Agreement contains the entire Agreement among the parties and supersedes all prior oral and written agreements, understandings, and representations among the parties. No amendments to this Agreement shall be binding unless executed in writing by all the parties.
Section Nine
Confidentiality
Except as otherwise required by law, the terms of this Agreement shall not be disclosed by CCP to any third party, with the exception of potential investors as part of their due diligence efforts, without the prior written consent of both parties to this Agreement. CCP shall keep confidential and not disclose any non-public information provided to it by or on behalf of the Company or by any third-party, in relation to any of the services provided or to be provided by it to the Company, except that it may disclose any such information to its advisors (which persons shall be bound by similar confidentiality obligations and for which CCP shall accept full responsibility in compliance with this Section) or as required by law or with the prior consent of the Company. The restrictions in the preceding sentence shall not apply to information that becomes publicly available through no fault of CCP or information that CCP may be required by law to disclose.
IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

Adcare Health Systems, Inc.	Capital City Partners LLC

/s/David A. Tenwick	/s/Joseph A. Smith

Name: David A. Tenwick	Joseph A. Smith
Title: Chairman	Managing Director / Investment Banking

Date: 12/28/06	Date: 12/28/06
9100 So. Dadeland Boulevard, Suite 1800-A, Miami, Florida 33156